Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Mark J. Rubash, Chief Financial Officer of Shutterfly, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i) the Annual Report on Form 10-K for the period ended December 31, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark J. Rubash
Mark J. Rubash
Sr. Vice President and Chief Financial Officer

Date: March 10, 2008